Exhibit 99.1

JDSU ANNOUNCES FISCAL 2011 SECOND QUARTER RESULTS

•	GAAP Revenue of $473.5 million; Non-GAAP Revenue of $477.2 million

•	GAAP Gross margin of 45.2%; Non-GAAP Gross margin of 48.8%

•	GAAP EPS of $0.10; Non-GAAP EPS of $0.29

Milpitas, California, February 3, 2011 – JDSU (NASDAQ: JDSU; and TSX: JDU) today reported results for its second fiscal quarter ended January 1, 2011.

On a GAAP basis, net revenue for the second fiscal quarter of 2011 was $473.5 million and net income was $23.6 million, or $0.10 per share. This compares to net revenue of $405.2 million and net income of $0.1 million, or break-even earnings per share for the prior quarter, and net revenue of $342.9 million and net loss of $(19.5) million, or $(0.09) per share for the second fiscal quarter of 2010.

On a non-GAAP basis, net revenue for the second fiscal quarter of 2011 was $477.2 million and net income was $67.0 million or $0.29 per share. This compares to non-GAAP net revenue of $411.3 million and net income of $44.8 million, or $0.20 per share for the prior quarter, and non-GAAP net revenue of $343.8 million and net income of $26.6 million or $0.12 per share for the second fiscal quarter of 2010.

“In fiscal Q2 JDSU reported record revenues, gross margin and operating margin, which exceeded our operating model target,” said Tom Waechter, JDSU’s President and Chief Executive Officer. “This is an exciting time for JDSU. Our market drivers are strong, our innovation engine and pipeline for new products is robust, and we continue to increase our operating leverage.”

Financial Overview – Second Fiscal Quarter Ended January 1, 2011

All numbers in this section are non-GAAP unless stated otherwise.

•	Net revenue of $477.2 million increased 16.0% compared to the prior quarter and increased 38.8% compared to the second quarter of fiscal 2010.

•	Gross margin was 48.8% compared to 47.4% in the prior quarter and 44.6% in the second quarter of fiscal 2010.

•	Operating margin was 15.3% compared to 10.8% in the prior quarter and 8.2% in the second quarter of fiscal 2010.

•

Communications Test and Measurement revenue of $231.4 million increased by 26.6% compared to the prior quarter and increased 30.8% compared to the second quarter of fiscal 2010. Revenue from this segment represented 48.5% of total net revenue.

•

Communications and Commercial Optical Products revenue of $191.1 million increased 13.8% compared to the prior quarter and increased 70.2% compared to the second quarter of fiscal 2010. Revenue from this segment represented 40.0% of total net revenue.

•	Optical Communications revenue of $168.4 million increased 17.8% compared to the prior quarter and increased 76.2% compared to the second quarter of fiscal 2010.

•	Commercial Lasers revenue of $22.7 million decreased 9.2% compared to the prior quarter and increased 35.9% compared to the second quarter of fiscal 2010.

•

Advanced Optical Technologies revenue of $54.7 million decreased 9.6% compared to the prior quarter and remained flat compared to the second quarter of fiscal 2010. Revenue from this segment represented 11.5% of total net revenue.

•	Americas’ customers represented 51% of total net revenue for the quarter. EMEA and Asia-Pacific customers represented 26% and 23%, respectively, of total net revenue.

•	The Company held $ 655.3 million in total cash and generated $60.7 million of cash from operations for the quarter ended January 1, 2011.

Business Outlook

For the third quarter of fiscal 2011, ending April 2, 2011, the Company expects non-GAAP net revenue to be in the range of $440 to $460 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on February 3, 2011 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. The Company will post and distribute slides outlining the Company’s latest financial results concurrent with this earnings press release. These slides will now be available prior to management’s presentation in order to provide the investment community with additional time for review and analysis. These slides are supplementary and will not be discussed during the earnings call. They will be posted on www.jdsu.com/investors under the “Financial Information” section. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) enables broadband and optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, EBITDA, cash flow and other financial metrics; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines exacerbated by the current credit and financial market uncertainty, as well as the migration to vendor managed inventory programs; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) consolidation of our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our businesses; (e) our Communications Test and Measurement business is notable for seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (f) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, which has caused and may cause short term disruptions; and (g) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors: Michelle Levine Schwartz, 408-546-4421 or michelle.levine@jdsu.com

Press: Jim Monroe, 240-404-1922, or jim.monroe@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA -

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
Net revenue	$473.5	$342.9	$878.7	$640.7
Cost of sales	245.6	192.2	463.4	360.6
Amortization of acquired technologies	14.1	12.5	28.2	24.8

Gross profit	213.8	138.2	387.1	255.3

Operating expenses:
Research and development	60.2	41.5	116.6	81.3
Selling, general and administrative	109.5	95.2	216.7	187.9
Amortization of other intangibles	8.0	6.5	16.6	13.5
Restructuring and related charges	2.5	8.0	2.8	13.1

Total operating expenses	180.2	151.2	352.7	295.8

Income (loss) from operations	33.6	(13.0)	34.4	(40.5)
Interest and other income (expense), net	1.6	1.6	5.1	5.0
Interest expense	(6.4)	(6.3)	(12.7)	(12.2)

Income (loss) from continuing operations before income taxes	28.8	(17.7)	26.8	(47.7)
Provision of income taxes	5.2	1.7	3.1	2.4

Income (loss) from continuing operations, net of tax	23.6	(19.4)	23.7	(50.1)
Loss from discontinued operations, net of tax	—	(0.1)	—	(1.3)

Net income (loss)	$23.6	$(19.5)	$23.7	$(51.4)

Basic net income (loss) per share from:
Continuing operations	$0.11	$(0.09)	$0.11	$(0.23)
Discontinued operations	—	—	—	(0.01)

Net income (loss)	$0.11	$(0.09)	$0.11	$(0.24)

Diluted net income (loss) per share from:
Continuing operations	$0.10	$(0.09)	$0.10	$(0.23)
Discontinued operations	—	—	—	(0.01)

Net income (loss)	$0.10	$(0.09)	$0.10	$(0.24)

Shares used in per share calculation:
Basic	222.9	218.3	222.4	217.9
Diluted	229.1	218.3	228.2	217.9

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	(unaudited)	(audited)
	January 1,	July 3,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$408.6	$340.2
Short-term investments	212.3	227.4
Restricted cash	34.4	32.5
Accounts receivable, net	339.2	271.8
Inventories, net	145.1	125.7
Prepayments and other current assets	72.6	77.0

Total current assets	1,212.2	1,074.6

Property, plant and equipment, net	214.6	183.0
Goodwill	66.4	66.0
Intangible assets, net	316.4	357.4
Long-term investments	4.8	5.1
Other non-current assets	16.3	17.5

Total assets	$1,830.7	$1,703.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$147.3	$137.4
Accrued payroll and related expenses	81.9	62.9
Income taxes payable	22.9	19.8
Deferred revenue	64.9	45.3
Accrued expenses	59.4	47.7
Other current liabilities	37.6	37.8

Total current liabilities	414.0	350.9

Long-term debt	276.3	267.1
Other non-current liabilities	183.2	176.9
Total stockholders’ equity	957.2	908.7

Total liabilities and stockholders’ equity	$1,830.7	$1,703.6

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
Net revenue:
Communications Test and Measurement	$231.4	$176.9	$414.2	$320.3
Communications and Commercial Optical Products	191.1	112.3	359.1	213.4
Advanced Optical Technologies	54.7	54.6	115.2	108.7
Deferred revenue related to purchase accounting adjustment	(3.7)	(0.9)	(9.8)	(1.7)

Net revenue	$473.5	$342.9	$878.7	$640.7

Operating income (loss):
Communications Test and Measurement	$44.8	$31.5	$66.4	$49.5
Communications and Commercial Optical Products	34.0	3.2	58.2	1.7
Advanced Optical Technologies	17.7	19.6	39.8	40.2
Corporate	(23.4)	(26.2)	(46.9)	(53.1)

Total segment operating income	73.1	28.1	117.5	38.3
Unallocated amounts:
Stock-based compensation	(10.0)	(12.0)	(19.0)	(23.1)
Acquisition-related charges and amortization of intangibles	(25.9)	(19.9)	(54.7)	(40.0)
Loss on disposal of long-lived assets	—	(0.5)	—	(1.0)
Restructuring and related charges	(2.5)	(8.0)	(2.8)	(13.1)
Realignment and other charges	(1.1)	(0.7)	(6.6)	(1.6)
Interest and other income	1.6	1.6	5.1	5.0
Interest expense	(6.4)	(6.3)	(12.7)	(12.2)

Income (Loss) from continuing operations before income taxes	$28.8	$(17.7)	$26.8	$(47.7)

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP net revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Revenue from acquisition related deferred revenue: The Company excludes the fair value adjustment to acquisition related deferred revenue when calculating non-GAAP revenue. The Company believes that the non-GAAP revenue provides useful information for the investors as they review for underlying trends in the business and facilitate the investors’ comparisons of the Company’s revenue performance with prior and future periods and to the Company’s peers.

Cost of goods sold, costs of research and development and costs of selling, general and administrative: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses that may include (i) additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation under authoritative guidance, (v) other non-recurring charges comprising mainly of one-time acquisition, integration and other costs. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that the impact of these items does not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Gain or loss on sale of available for-sale investments and impairment of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. This item is grouped under Interest and other income (expense), net. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of the Company’s core operating performance.

Amortization of intangibles from acquisitions: The Company records amortization expense related to intangibles. These expenses are included in its GAAP presentation of cost of goods sold and operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core cost of goods sold and operating expenses and performance.

Non cash interest expense: The Company incurs non-cash interest expense accounted for under the authoritative guidance on convertible debt instruments, which requires to separately account for the liability (debt) and equity (conversion option) components of such instruments. The Company believes that eliminating this item, for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share, is useful to investors. The Company describes the impact of this guidance, in its fiscal 2010 annual report on Form 10-K. The Company believes this GAAP measure is not indicative of its core operating performance.

Interest, taxes, depreciation, amortization, and other adjustments: The Company’s calculation of EBITDA excludes interest, taxes, depreciation, and amortization. The Company’s calculation of Adjusted EBITDA also excludes items that are not part of its “core operating performance” which are described in detail in the aforementioned paragraphs. Management believes adjusted EBITDA is indicative of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. The GAAP measure most directly comparable to adjusted EBITDA is income (loss) from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

The following tables reconcile preliminary GAAP measures to non-GAAP measures:

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	January 1, 2011		January 2, 2010		January 1, 2011		January 2, 2010
	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS
GAAP measures	$23.6	$0.10	$(19.5)	$(0.09)	$23.7	$0.10	$(51.4)	$(0.24)
Items reconciling GAAP net income & EPS to Non-GAAP net income & EPS:
Related to net revenues:
Deferral of revenues related purchase accounting	3.7	0.02	0.9	—	9.8	0.04	1.7	0.01
Related to cost of sales:
Stock-based compensation expenses	1.1	—	1.4	0.01	2.4	0.01	2.5	0.01
Other non-recurring charges	0.2	—	0.4	—	0.5	—	0.5	—
Amortization of acquired developed technologies	14.1	0.06	12.5	0.06	28.2	0.13	24.8	0.11

Total related to gross profit	19.1	0.08	15.2	0.07	40.9	0.18	29.5	0.13

Related to operating expenses:
Research and development:
Stock-based compensation expenses	2.1	0.01	2.4	0.01	3.9	0.02	4.6	0.02
Other non-recurring charges	—	—	—	—	0.2	—	—	—
Selling, general and administrative:
Stock-based compensation expenses	6.8	0.03	8.2	0.04	12.7	0.06	16.0	0.07
Other non-recurring charges	1.0	—	0.3	—	6.0	0.03	1.1	0.01
Amortization of intangibles	8.0	0.04	6.5	0.03	16.6	0.07	13.5	0.06
Loss on disposal of long-lived assets	—	—	0.5	—	—	—	1.0	0.01
Restructuring and related charges	2.5	0.01	8.0	0.04	2.8	0.01	13.1	0.06

Total related to operating expenses	20.4	0.09	25.9	0.12	42.2	0.19	49.3	0.23

Interest and other income	(0.8)	—	0.7	—	(4.2)	(0.02)	(1.5)	(0.01)
Non-cash interest expense	4.7	0.02	4.2	0.02	9.2	0.04	8.4	0.04
Discontinued operations	—	—	0.1	—	—	—	1.3	0.01

Total related to net income & EPS	43.4	0.19	46.1	0.21	88.1	0.39	87.0	0.40

Non-GAAP measures	$67.0	$0.29	$26.6	$0.12	$111.8	$0.49	$35.6	$0.16

Note: Certain totals may not add due to rounding

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
GAAP net revenue	$473.5	$342.9	$878.7	$640.7
Deferral of revenues related to purchase accounting adjustment	3.7	0.9	9.8	1.7

Non-GAAP net revenue	$477.2	$343.8	$888.5	$642.4

Note: Certain totals may not add due to rounding

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
GAAP net income (loss)	$23.6	$(19.5)	$23.7	$(51.4)
Interest and other income	(1.6)	(1.6)	(5.1)	(5.0)
Interest expense	6.4	6.3	12.7	12.2
Provision for income taxes	5.2	1.7	3.1	2.4
Depreciation	16.1	14.5	30.9	29.9
Amortization	22.1	19.0	44.8	38.3

EBITDA	71.8	20.4	110.1	26.4

Costs related to restructuring and related charges	2.5	8.0	2.8	13.1
Costs related to stock based compensation expense	10.0	12.0	19.0	23.1
Costs related to purchase accounting adjustment	3.7	0.9	9.9	1.7
Costs related to other non-recurring activities	1.2	0.7	6.6	1.6
Loss on disposal of long-lived assets	—	0.5	—	1.0
Discontinued operations	—	0.1	—	1.3

Adjusted EBITDA	$89.2	$42.6	$148.4	$68.2

Note: Certain totals may not add due to rounding